UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

StarTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Business Process Outsourcing

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS — May 8, 2019

PROXY STATEMENT

StarTek, Inc.
8200 East Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2019

To the Stockholders of StarTek, Inc.:

The 2019 Annual Meeting of Stockholders of StarTek, Inc. (“StarTek”), a Delaware corporation, will be held at Hilton LAX, 5711 West Century Boulevard, Los Angeles, CA 90045, Catalina B Conference Room, 2nd Floor, on May 8, 2019, at 9:00 a.m. local time, for the following purposes:

1.	To elect eight directors to hold office for a term of one year until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of BDO India LLP as our independent registered public accounting firm for the year ending December 31, 2019.

3.    To hold a non-binding advisory vote to approve the compensation of our named executive officers.

4.	To approve the amendment of our 2008 Equity Incentive Plan to increase the maximum number of shares available for award under the plan by 300,000 shares of our common stock.

5.	To approve the amendment of our Employee Stock Purchase Plan to increase the maximum number of shares available for purchase under the plan by 150,000 shares of our common stock.

6.    To consider and act upon such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 12, 2019 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the Board of Directors,

Lance Rosenzweig
President and Global CEO

March 29, 2019

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Please vote your shares, as instructed in the proxy materials, as promptly as possible. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

STARTEK, INC.

PROXY STATEMENT

STARTEK, INC.
8200 EAST MAPLEWOOD AVE., SUITE 100
GREENWOOD VILLAGE, COLORADO 80111
(303) 262-4500

2019 ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2019

This Proxy Statement, or a Notice of Internet Availability of Proxy Materials, was first mailed to our stockholders on or about March 29, 2019. It is furnished in connection with the solicitation of proxies by the Board of Directors of StarTek, Inc., a Delaware corporation, to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hilton LAX, 5711 West Century Boulevard, Los Angeles, CA 90045, Catalina B Conference Room, 2nd Floor, on May 8, 2019, at 9:00 a.m. local time.

OUTSTANDING STOCK AND VOTING RIGHTS

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $0.01 par value. Stockholders of record at the close of business on March 12, 2019 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On March 12, 2019, there were 37,537,223 shares of common stock outstanding.

Under rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies to our stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy material on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone. In the absence of specific instructions, proxies will be voted (i) FOR each of the nominees in proposal 1, (ii) FOR proposals 2, 3, 4 and 5 and (iii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date. We will pay the cost of solicitation of proxies.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date. Abstentions and broker non-votes (i.e., when a broker does not have or exercise authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. Each stockholder is entitled to cast one vote per share on each matter.

The election of the directors requires a majority (i.e., greater than 50%) of the votes cast in person or by proxy at the Annual Meeting. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual stockholder’s meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors whether to accept or reject the resignation. If accepted, the Board of Directors, at its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Bylaws. If the election of directors is contested, whereby the number of nominees for election exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast. We do not expect the election of directors at the Annual Meeting to be contested and therefore directors will be elected by a majority of the votes cast. Cumulative voting is not permitted in the election of directors.

The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm. The proposals to approve our executive compensation and the frequency of the vote on our executive compensation are advisory and not binding on us. However, we will consider our stockholders to have approved our executive compensation if the number of votes for this proposal exceeds the number of votes against this proposal. We will consider our shareholders to recommend the frequency of the vote on our executive compensation which receives the highest number of votes cast.

For purposes of the proposals to ratify the appointment of our independent registered public accounting firm, amend our 2008
Equity Incentive Plan and amend our Employee Stock Purchase Plan, and any other matters properly brought before the Annual Meeting, abstentions will have the effect of a vote against the matter. For purposes of the election of directors and the non-binding approval of our executive compensation, abstentions will not affect the vote taken. Broker non-votes will not be considered present and do not affect the vote taken on any matter. Because brokers may not vote uninstructed shares on behalf of their customers for “non-routine” matters, which include the election of directors, approval of our executive compensation, approval of the amendment of our 2008 Equity Incentive Plan and approval of the amendment of our Employee Stock Purchase Plan it is critical that stockholders vote their shares.

The Board of Directors has selected Doug Tackett and Lance Rosenzweig, and each of them, to act as proxies with full power of substitution. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” “StarTek,” etc. refers to StarTek, Inc. and our subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of March 12, 2019, regarding the beneficial ownership of shares of our common stock by:

•	Each of our directors and the executive officers named in the Summary Compensation Table;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our current executive officers and directors as a group.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number of Shares (1)	Percentage of Class
CSP Alpha Holdings Parent Pte Ltd (2)	21,134,765	56.3%
A. Emmet Stephenson, Jr. (3)(4)	2,914,382	7.8%
Steven D. Lebowitz (5)	2,216,871	5.9%
Directors:
Albert Aboody (3)	—	*
Sanjay Chakrabarty (3)(6)	9,913	*
Bharat Rao (3)(6)	9,913	*
Julie Schoenfeld (3)	3,214	*
Aparup Sengupta (3)(6)	9,913	*
Mukesh Sharda (3)(6)	9,913	*
Gerald Schafer (3)(7)	—	*
Named Executive Officers:
Lance Rosenzweig (3)(8)	146,000	*
Chad A. Carlson (3)(9)	822,807	2.2%
Wayne White (3)(10)	36,723	*
Peter F. Martino (3)(11)	119,006	*
Donald Norsworthy (3)(12)	104,659	*
Stephen C. White (3)(13)	75,783	*

All Current Directors and Executive Officers as a group (14 persons)	344,595	*

*                 Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after February 22, 2019.  Included in this table are all shares of restricted stock (vested and unvested) and deferred stock units (vested and unvested) as of February 22, 2019.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) This disclosure is based on: (a) a Schedule 13D/A filed with the SEC by CSP Alpha Holdings Parent Pte Ltd dated July 20, 2018. The address of this stockholder is 160 Robinson Road, #10-01, SBF Center, Singapore, 068914; and (b) the Securities Purchase Agreement between CSP Alpha Holdings Parent Pte Ltd and the Company dated December 13, 2018 included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2018.

(3) The address of such person is c/o StarTek, Inc., 8200 East Maplewood Ave., Suite 100, Greenwood Village, Colorado 80111.

(4) This disclosure is based on information provided to us in a questionnaire. Mr. Stephenson has entered into an investor rights agreement with us, which is more fully described below in "Certain Transactions."

(5) This disclosure is based on a Schedule 13G/A filed with the SEC by Steven D. Lebowitz on February 14, 2019. The address of this stockholder is 1333 Second Street, Suite 650, Santa Monica, California 90401.

(6) Includes 9,913 shares of common stock underlying vested stock options.

(7) Mr. Schafer was appointed as a director on March 21, 2019.

(8) Includes 146,000 shares of common stock underlying vested stock options.

(9) Includes 681,183 shares of common stock underlying vested stock options.

(10) Includes 35,000 shares of common stock underlying vested stock options.

(11) Includes 98,085 shares of common stock underlying vested stock options.

(12) Includes 86,793 shares of common stock underlying vested stock options.

(13) Includes 75,000 shares of common stock underlying vested stock options.

PROPOSAL 1.

ELECTION OF DIRECTORS

Introductory Note

As previously disclosed, StarTek, Inc. (the “Company”), is a party to that certain Transaction Agreement, dated March 14, 2018, as amended on July 3, 2018 (the “Transaction Agreement”), by and among the Company, CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”) and CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), pursuant to which the Company agreed to acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the common stock of the Company, par value $.01 per share (the “Common Stock”) to the Aegis Stockholder, and in addition, the Aegis Stockholder agreed to purchase additional 166,667 newly issued shares of our common stock at a price of $12.00 per share for an additional payment of $2,000,000. The transactions contemplated by the Transaction Agreement are referred to herein as the “Aegis Transactions.”

Stockholders’ Agreement

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Company and the Aegis Stockholder entered into a Stockholders' Agreement (the “Stockholders' Agreement”), pursuant to which the Company and the Aegis Stockholder agreed to, among other things: (i) certain rights, duties and obligations of the Aegis Stockholder and the Company as a result of the transactions contemplated by the Transaction Agreement and (ii) certain aspects of the management, operation and governance of the Company after consummation of the Aegis Transactions. As a result of the consummation of the Aegis Transactions, the Aegis Stockholder now owns approximately 56% of the common stock of the Company.

The Stockholders' Agreement outlines various corporate governance matters including board composition, director nomination rights and committees of the Company’s Board of Directors (the “Board”) after consummation of the Aegis Transactions. It provides that the Board shall consist of nine members comprised initially of (i) five directors (including the chairman), to be designated by the Aegis Stockholder (the “Aegis Stockholder Directors”), (ii) the Company’s chief executive officer, and (iii) three independent directors, reasonably acceptable to the Aegis Stockholder (the “Non-Stockholder Directors”) and that if the Aegis Stockholder does not initially designate all five of the Aegis Stockholder Directors, it shall have the right to fill any vacancy at any time. This Board composition shall continue so long as the Aegis Stockholder or its affiliates own 50% or more of the outstanding shares of the Company’s common stock. If the Aegis Stockholder and its affiliates beneficially own less than 50% of our common stock, the nomination rights are reduced pursuant to the Stockholders' Agreement.

Under the Stockholders’ Agreement, the Company shall avail itself of all “controlled company” exceptions to the corporate governance listing rules of the New York Stock Exchange (“NYSE”) for so long as the Aegis Stockholder owns more than 50% of the voting power for the election of directors, and thereafter the Company and the Aegis Stockholder shall take all necessary actions to comply with the corporate governance listing rules of the NYSE. The committees of the Board will include an Audit Committee consisting of three Non-Stockholder Directors, as well as a Compensation Committee and a Governance and Nominating Committee, each consisting of three directors, including at least one Non-Stockholder Director. The number of Non-Stockholder Directors on all other committees is required to be proportional to the number of Non-Stockholder Directors on the Board; provided that each such committee shall have at least one Non-Stockholder Director. See “Certain Transactions” for further information regarding the Stockholders’ Agreement.

Bylaws

Our Bylaws provide that our Board of Directors must consist of at least one but no more than nine directors. Each director serves a one-year term (and until his or her successor is elected and qualified). At the Annual Meeting, our stockholders will elect eight directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees

The table below lists the persons being nominated to serve on the Board of Directors until their terms expire in 2020, along with the party who nominated each person, and any other position that such nominee holds with the Company:

Name	Position	Nominated By
Aparup Sengupta	Chairman of the Board; Chairman of Compensation Committee	Aegis Stockholder
Sanjay Chakrabarty	Director; Chairman of Governance and Nominating Committee	Aegis Stockholder
Mukesh Sharda	Director; member of Compensation Committee; member of Governance and Nominating Committee	Aegis Stockholder
Bharat Rao	Director	Aegis Stockholder
Lance Rosenzweig	Chief Executive Officer and Director	Chief Executive Officer
Albert Aboody	Director; Chairman of Audit Committee; member of Governance and Nominating Committee	StarTek
Julie Schoenfeld	Director; member of Audit Committee; member of Compensation Committee	StarTek
Jerry Schafer	Director; member of Audit Committee	StarTek

In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee and the Board of Directors considered the information in the individual biographies set forth below as well as the record of service to the company of each director nominated for re-election.

Biographical information and qualifications regarding the Board of Director nominees seeking election is as follows:

Aparup Sengupta; age 54; Operating Partner, Capital Square Partners (Management) Pte Ltd.
Mr. Sengupta is the Operating Partner of Capital Square Partners (Management) Pte Ltd. (“CSP”) and is on the board of Aegis.   Previously, he was the Executive Chairman of The Minacs Group (“Minacs”), a business solutions company, from 2014. Prior to joining Minacs, Mr. Sengupta was the Global CEO and Managing Director at Aegis from 2005 to 2012.  Mr. Sengupta holds a Bachelor’s degree in Electrical Engineering from the Indian Institute of Engineering Science and Technology, formally known as the Bengal Engineering and Science University.

The Board believes that Mr. Sengupta’s significant experience as a leader in the business process outsourcing industry brings valuable expertise to the Board and assists the Company with its global operational and strategic growth initiatives.

Sanjay Chakrabarty; age 50; Founder and Managing Partner, Capital Square Partners (Management) Pte Ltd.
Mr. Chakrabarty is the Founder and Managing Partner of CSP and has been serving on the board of ESM, since March 2018. In addition, he has been a director on the board of CSS Corp, since June 2013 and Indecomm Holdings, Inc. (d/b/a Indecomm Global Services) (“Indecomm”), a leading global provider of digital engineering and engagement solutions to clients in various industries, since January 2016. Mr. Chakrabarty was previously a board member of Minacs, prior to its sale to SYNNEX Corporation (NYSE: SNX). Prior to founding CSP, Mr. Chakrabarty served as the President and Venture Partner of Columbia Capital’s India and SE Asia investments from late 2007 to December 2012. Before his investment role, Mr. Chakrabarty was the Founder & CEO of MobiApps Holdings, a technology company that built products and services based on a patent protected radio frequency semiconductor for satellite communications. Mr. Chakrabarty holds a dual B.S. degree in Computer Engineering and Mathematics from Pennsylvania State University at Slippery Rock and an M.B.A. from Carnegie Mellon University.

The Board believes that Mr. Chakrabarty's substantial business and leadership experience, previous Board of Director experience, and specific experience within the business process outsourcing industry brings valuable expertise to the Board and assists the Company with its strategic growth initiatives.

Mukesh Sharda; age 47; Founder and Managing Partner, Capital Square Partners (Management) Pte Ltd.
Mr. Sharda is the Founder and Managing Partner of CSP and is currently on the Board of Aegis and Indecomm. Prior to co-founding CSP, Mr. Sharda was the Executive Director and Country Head for Avenue Capital Group from 2005 through 2012, an investment manager with billions of assets under management and dedicated funds raised to invest in Asia. Mr. Sharda covered investments in South East Asia and India. Prior to joining Avenue Capital Group, Mr. Sharda worked in investment banking (Structured Finance and M&A) from 1997 through 2004 in Singapore and Hong Kong at Deutsche Bank. Mr. Sharda also previously served on the board of directors at National Citizen Bank in Vietnam. Mr. Sharda is a Chartered Accountant from the Institute of Chartered Accountants in India and holds a Bachelor of Commerce degree from Gujarat University, India.

The Board believes that Mr. Sharda's financial expertise and substantial global business experience brings valuable expertise to the Board and assists the Company with its strategic growth initiatives.

Bharat Rao; age 53; Operating Partner, Capital Square Partners (Management) Pte Ltd.
Mr. Rao is the Managing Partner of CSP and has been serving on the board of ESM, since March 2018, and Indecomm, since December 2016. Prior to joining CSP, he was a Managing Director with the investment banking arm of Credit Suisse in Asia from November 2012 to June 2016. Prior to joining Credit Suisse Mr. Rao was a Managing Director and managed client relationships, origination and financial sponsors group for ING Bank in South East Asia from August 2010 to November 2012. Before transitioning to investment banking, Mr. Rao served as the Country Manager for Indonesia at Actis Capital Partners, a leading emerging market focused growth and buyout fund, and was responsible for financial services investments in South East Asia from August 2006 to March 2009. Prior to this role in private equity, Mr. Rao was a Partner with the Australasian practice of PricewaterhouseCoopers and focused on providing transactions advisory services from February 1999 to July 2006. Mr. Rao holds a Bachelor’s degree with honors in Electrical Engineering from the Indian Institute of Technology and an M.B.A. from the Indian Institute of Management.

The Board believes that Mr. Rao's financial expertise and varied business experience brings valuable expertise to the Board and assists the Company with its strategic growth initiatives.

Lance Rosenzweig; age 56; President and Global CEO
Mr. Rosenzweig has been serving as our President and Global CEO since July 2018. He has served on the board of Boingo Wireless, a leading WiFi and DAS provider since July 2014, and of Quality Systems, Inc., a leading healthcare IT and revenue cycle management company, since May 2012. From 2015 through 2016, Mr. Rosenzweig was an Operating Executive of Marlin Operations Group, working with Marlin Equity Partners, a global investment firm, where he served as Chairman of the board of Duncan Solutions and GiftCertificates.com and Chairman of the board and interim Chief Executive Officer of Domo Tactical Communications. Mr. Rosenzweig served as the Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees, from 2013 through the company’s sale in 2014. Mr. Rosenzweig also co-founded and served as Chairman of PeopleSupport, Inc. since its inception in 1998 and as Chief Executive Officer from 2002 through the company’s IPO in 2004 and subsequent sale in 2008. He also served as President of Aegis Business Development Group from 2008 to 2010. Mr. Rosenzweig co-founded other wireless, manufacturing and finance companies. Prior to 1993, Mr. Rosenzweig was a divisional Vice President at GE Capital, a Vice President in the investment banking group of Dean Witter (now Morgan Stanley), a Vice President of Capel Court Pacific and a Corporate Planning Manager of Jefferson Smurfit. Mr. Rosenzweig received a B.S. in Industrial Engineering from Northwestern University and an M.B.A. from Northwestern University Kellogg School of Management.

The Board believes that Mr. Rosenzweig’s strong business background as an operational leader in the business process outsourcing industry is valuable to his service on the Board. The Board also considered his strong leadership and team building skills demonstrated during his tenure as President and Global CEO of our Company.

Albert Aboody; age 71; Retired
Mr. Aboody is a retired KPMG -US audit partner with 33 years of experience with public companies. He was also seconded to KPMG India where he led its audit practice and served as Deputy Chairman and as a member of its Advisory Board. Following his retirement, Mr. Aboody joined the Board of WNS Global Services in 2010 as chair of its audit committee until his retirement in 2017. During the period from 2011 to 2015 Mr. Aboody was the Independent Monitor for Price Waterhouse in connection with its compliance with SEC and PCAOB Orders. Mr. Aboody also co-authored the chapter on SEC Reporting Requirements in the 2001- 2008 editions of the Corporate Controller Manual. Mr. Aboody serves on the Board of a start-up cloud services and cybersecurity company. Mr. Aboody holds a Bachelor’s Degree from Princeton University’s Woodrow Wilson School of Public and International Affairs and did graduate study in philosophy at Cambridge University. Mr. Aboody was appointed to the Board of Directors effective March 1, 2019.

The Board believes that Mr. Aboody’s experience, background and accounting expertise, including extensive involvement with public company accounting, allows Mr. Aboody to bring valuable expertise to the Board.

Julie Schoenfeld; age 61; Vice President, Cruise Automation
Ms. Schoenfeld is a serial entrepreneur who has led four venture-backed startups. Her most recent company, Strobe Inc., (founded in 2014) was acquired by General Motors Cruise Automation in 2017 and is building groundbreaking LiDAR sensor technology for the self-driving car. Since 2017 she has been Vice President at GM Autonomous Vehicle Subsidiary, Cruise Automation. From 2007 to 2014 Julie was CEO of Perfect Market, Inc., a digital publishing software company backed by Trinity Ventures, Idealab and Comcast. Perfect Market was acquired by Taboola in July 2104. Julie also served as CEO and founder for two other successful venture-backed start-ups. In 1999 she led the sale of Net Effect, Inc., for over $300M to Ask. Ms. Schoenfeld was also Vice President worldwide sales for Stream International from 1995 to 1998. Julie holds a B.S. in engineering from Tufts University and an M.B.A. from Harvard Business School. Ms. Schoenfeld was appointed to the Board of Directors effective January 7, 2019.

The Board believes that Ms. Schoenfeld’s experience, background and financial expertise, including extensive experience founding, developing and managing technology companies, allows Ms. Schoenfeld to bring valuable expertise to the Board and assists the Company with its global growth and operational improvement initiatives.

Jerry Schafer; age 65; Retired

Mr. Schafer is a seasoned business executive with over 40 years of experience in various roles with recognized US companies. Mr. Schafer began his career in 1976 as an accountant. He served in several departments for McDonalds Corporation, including Accounting and Finance, Real Estate, and Operations, before serving as Chief Financial Officer for Chipotle Grill. Mr. Schafer subsequently served in roles at McDonald Corporation focusing on development, with a specific focus on China. Mr. Schafer retired in 2016 after serving since 2009 as Vice President, Worldwide Leader for McDonalds, providing leadership for the successful execution of short and long-term strategic plans. Mr. Schafer holds a B.A. in accounting from Walsh College, where he currently serves as a member of the Board of Trustees, and became a Certified Public Account in 1982. Mr. Schafer also serves as a member of the Board of Trustees for Ronald McDonald House of North Carolina. Mr. Schafer was appointed to the Board of Directors effective March 21, 2019.

The Board believes that Mr. Schafer’s experience, background and financial expertise, including extensive accounting experience, as well as operational and development responsibilities for global corporations, allows Mr. Schafer to bring valuable expertise to the Board and assists the Company with its global growth and operational improvement initiatives.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors is comprised of Mr. Aparup Sengupta, Mr. Sanjay Chakrabarty, Mr. Mukesh Sharda, Mr. Bharat Rao, Mr. Lance Rosenzweig, Mr. Albert Aboody, Ms. Julie Schoenfeld and Mr. Jerry Schafer.

During 2018, the Board of Directors held sixteen meetings, our Audit Committee met five times, our Compensation Committee met five times and our Governance and Nominating Committee met one time. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which they serve for the period during 2018 when they served as a director.  We do not require that our directors attend our annual meetings of stockholders; however, all of our incumbent directors who were directors at the time of the 2018 annual meeting attended the 2018 annual meeting of stockholders.

The Board has nominated all incumbent directors to stand for re-election to the Board. All of such incumbent directors are being nominated by the Board and the Aegis Stockholder pursuant to the terms and conditions of the Stockholders’ Agreement described above under “Election of Directors”.

Our Board of Directors has determined that each of Mr. Aboody, Ms. Schoenfeld and Mr. Schafer are “independent” under the regulations of the NYSE.  None of these directors has any relationship or has been party to any transactions that the Board believes could impair the independent judgment of these directors in considering matters relating to us. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Board of Directors is not comprised of a majority of independent directors; five members, Messrs. Sengupta, Chakrabarty, Sharda, Rao and Rosenzweig, have not been determined by our Board of Directors to be independent directors.

Leadership Structure of our Board

Mr. Sengupta has served as our non-executive Chairman since July 2018 following the closing of the Aegis Transactions. We have maintained a leadership structure since 2006 with the non-executive Chairman separate from the Chief Executive Officer, although the Board has no formal policy with respect to the separation of such offices. The independent directors meet regularly without management present.

Our Board of Directors believes that it is the proper responsibility of the Board to determine who should serve as Chairman and/or Chief Executive Officer and whether the offices should be combined or separated. The Board members have considerable experience and knowledge about the challenges and opportunities we face. The Board, therefore, is in the best position to evaluate our current and future needs and to judge how the capabilities of our directors and senior management from time to time can be most effectively organized to meet those needs. The Board believes that the separate offices of the Chairman and Chief Executive Officer currently functions well and is the optimal leadership structure for us. While the Board may combine these offices in the future if it considers such a combination to be in our best interests, it currently intends to retain this structure.

The Board has three standing committees: the Audit Committee, Compensation Committee and Governance and Nominating Committee, as described below. The charters for our Audit Committee, Compensation Committee and Governance and Nominating Committee are available on the Investor Relations - Corporate Governance page on our website at www.startek.com.

Audit Committee

Our Board of Directors has an Audit Committee that assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls.  The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are Mr. Aboody, Chairman, Ms. Schoenfeld, and Mr. Schafer, each of whom is an “independent director” as defined by the New York Stock Exchange’s (“NYSE”) listing standards and is financially literate. Our Board of Directors has determined that Mr. Aboody qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee

Our Board of Directors also has a Compensation Committee, which reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of our equity incentive plans. The members of the Compensation Committee are Mr. Sengupta, Chairman, Mr. Sharda and Ms. Schoenfeld. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Compensation Committee is not comprised entirely of independent directors; two members, Messrs. Sengupta and Sharda, have not been determined by our Board of Directors to be independent directors.

Governance and Nominating Committee

The Governance and Nominating Committee of our Board of Directors is responsible for the nomination of candidates for election to our Board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the Board for approval. The members of the Governance and Nominating Committee are Mr. Chakrabarty, Chairman, Mr. Aboody and Mr. Sharda. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Governance and Nominating Committee does not have to be comprised entirely of independent directors. Notwithstanding the Governance and Nominating Committee, certain of the nominees to our Board of Directors have been nominated by the Aegis Stockholder pursuant to the terms of the Stockholders’ Agreement. See “Election of Directors”.

Director Nominations

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our Bylaws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The committee will consider director candidates proposed in accordance with the procedures set forth below under “Stockholder Proposals” and will evaluate stockholder-recommended candidates under the same criteria as other candidates (subject in all cases to the terms and conditions of the Stockholders’ Agreement).

Although the committee does not currently have formal minimum criteria for director nominees, it considers a variety of factors such as a nominee’s independence, prior board experience, relevant business and industry experience, leadership experience, ability to attend and prepare for Board and committee meetings, ethical standards and integrity, cultural fit with the Company’s existing Board and management, and how the candidate would add to the diversity in backgrounds and skills of the Board.  The Governance and Nominating Committee takes into account diversity considerations in determining our director nominees and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations; however, we do not have a formal policy on Board diversity. Any candidate must state in advance his or her willingness and interest in serving on our Board.  In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the Board, management, stockholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

Board’s Role in Risk Oversight

The Board of Directors takes an active role in risk oversight of our Company, both as a full Board and through its committees. The agendas for the Board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our Company’s strategies and compensation plans. In 2018, at each regularly scheduled Audit Committee meeting, management presented a summary of enterprise risks, mitigation strategies and progress on previously identified risks and mitigation steps. The Audit Committee then determined whether the mitigation activities were sufficient and whether our Company’s overall risk management process or control procedures required modification or enhancement. The objectives for the risk assessment included (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; (ii) developing a defined list of key risks to be shared with the Audit Committee, Board and senior management; and (iii) determining whether there are risks that require additional or higher priority mitigation efforts. We plan on continuing this iterative process in 2019.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and NYSE, to govern the responsibilities and requirements of the Board of Directors. A current copy of our Corporate Governance Guidelines is available on the Investor Relations - Corporate Governance page on our website at www.startek.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer.  The Code of Business Conduct and Ethics is available on the Investor Relations - Corporate Governance page on our website at www.startek.com.  We intend to disclose on our website any amendments to or waivers of the code applicable to our directors, principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.

Available Information

Copies of our key corporate governance documents, including the committee charters, described previously, are available on the Investor Relations - Corporate Governance page on our website at www.startek.com.  Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Corporate Secretary, 8200 East Maplewood Ave., Suite 100, Greenwood Village, Colorado, 80111.

EXECUTIVE OFFICERS

Current Executive Officers

Set forth below is information regarding our executive officers as of March 12, 2019:

Officer Name	Age	Position	Joined StarTek
Lance Rosenzweig	56	President and Global Chief Executive Officer	2018*
Ramesh Kamath	61	Chief Financial Officer	2018*
Peter F. Martino	52	Chief Operating Officer, Americas and Philippines	2014
Sandeep Gulati	48	Chief Operating Officer - APAC and Middle East & Africa (MEA)	2018*
Joseph Duryea	55	Global Chief Revenue Officer	2018
Surender Mohan Gupta	53	Global Chief People Officer	2018*
Wayne White	54	Global Chief Information Officer	2015
 _____________
* Indicates executive officer who joined the Company in connection with the closing of the Aegis Transactions.

Mr. Rosenzweig’s biography appears under the heading “Election of Directors.”

Ramesh Kamath; age 61; Chief Financial Officer
Mr. Kamath currently serves as our Chief Financial Officer. He previously served as CFO of Aegis Global, which was combined with StarTek on July 20, 2018. At Aegis, Ramesh helped manage more than 40,000 employees, implemented various internal controls, and centralized the company’s treasury management system to improve working capital and cash flow management. Prior to Aegis, he also led the finance organization of prominent BPOs, including serving as CFO of The Minacs Group and Progeon (now Infosys BPO).

Peter F. Martino; age 52; Chief Operating Officer, Americas and Philippines
Prior to joining StarTek in 2014, Mr. Martino held various positions at Sitel, a global business process outsourcing company, since 2006.  Most recently, he served as General Manager of North America, in which position he led operations in North America with 25 locations and more than 10,000 employees and oversaw over $400 million in annual revenue.  From 2007 to 2012, Mr. Martino served as Senior Vice President of Operations for Sitel, and from 2006 to 2007, he served in the same role for ClientLogic, a global business process outsourcing company, prior to its merger with Sitel. Prior to Sitel, Mr. Martino served as a Senior Director of Global Outsourcing with Microsoft where he was responsible for placement of large-scale global support programs. Mr. Martino has over 20 years’ experience in the BPO industry that includes client and outsourcing senior leadership roles.

Sandeep Gulati; age 48; Chief Operating Officer - APAC and Middle East & Africa (MEA)
Mr. Gulati joined StarTek in July 2018. Sandeep is a multi-faceted leader who brings more than 26 years of experience across contact center management, strategic planning, and project management. During his tenure with Aegis, which began in 2010, Sandeep has held multiple positions and spearheaded the global performance improvement and process excellence initiatives as well as managed critical initiatives in productivity optimization and Six Sigma. He also headed operations for India CLM and Sri Lanka. Additionally, Sandeep played an instrumental role in launching a first-of-its-kind global command center, which provides real-time data updates across visually interactive dashboards to decipher actionable intelligence insights. Prior to Aegis, Sandeep held multi-functional roles across blue chip organizations like GE and Vodafone and also spearheaded the launch of Dell’s contact center operations in India. He holds a Bachelors’ degree in Electronics and Communications Engineering from Bangalore University.

Joseph Duryea; age 55; Global Chief Revenue Officer
Mr. Duryea joined StarTek in September 2018. Mr. Duryea previously served as Vice President of Sales and Marketing for FNTS, a private infrastructure-as-a-service provider owned by First National of Nebraska company from 2016 to 2018. While at FNTS, Mr. Duryea and his team established and fostered partnerships with Dell, IBM, AWS, Azure and several other companies involved in the hyperscale cloud. FNTS was selected as Dell Partner of the Year in 2018. From 2014 until 2016, Mr. Duryea was engaged in a long-term consulting engagement with DTC, an overt and covert surveillance business that serves state, federal, military and international clients. He previously served as Senior Vice President of Sales and Marketing at StarTek, Inc. from April 2012 until June of 2014. Mr. Duryea served as Senior Vice President of Sales for Customer

Management Business at Aegis PeopleSupport, Inc. from September 2005 until December 2009 where he had full revenue responsibility for the company. Mr. Duryea has a 30-year career in the BPO industry and has been a key executive in several fast-growing BPO firms. Mr. Duryea has a Bachelor of Science degree in Business Administration from the University of Nebraska.

Surender Mohan (SM) Gupta; age 53; Global Chief People Officer
Mr. Gupta joined StarTek in July 2018. Previously, SM served as Chief People Officer at Aegis, where he joined in 2008. SM brings nearly 30 years of HR experience across a variety of industries, including the technology, telecommunications, retail, oil, and consumer goods sectors. Throughout his career, he has executed innovative, forward-thinking strategies to attract, develop, reward, and retain top talent. Under SM’s leadership, Aegis Global has received 86 distinct HR awards from industry bodies such as Aon Hewitt, Great Place to Work, NASSCOM, CII, SHRM, People Matters, NCPEDP, Businessworld and BPeSA among others. A distinguished speaker and thought leader at various forums and associations, he is committed to creating a progressive workplace where employees thrive in a culture of empowerment, inclusion, and diversity. SM has also served as board director for Contact Center Company (CCC), the joint venture company of STC and Aegis in Saudi Arabia, and is a governing board member for the National Abilympic Association of India. He holds a Bachelor of Science degree and a Master of Business Administration degree from Kurukshetra University.

Wayne White; age 54; Global Chief Information Officer
Prior to joining Startek in August 2015, Mr. White was a Senior Partner at a process and analytics consulting firm, and led design, development, engineering and IT enhancements for major corporations including US West, Qwest, Avaya, TTEC, and Covad. Mr. White is particularly skilled in network systems, Big Data analytics, and security as well as datacenter infrastructure, storage, and disaster recovery. His training includes Six Sigma Black Belt, SAS Analytics, a Project Management Professional (PMP) certification, and is a Cisco Call Center Architect Expert (CCCAE).

Certain Former Executive Officers
Set forth below is information regarding certain persons who were executive officers during a portion of 2018, which resulted in such persons being included below in “Summary Compensation Table”:

Chad A. Carlson; age 52; Former President and Chief Executive Officer
Mr. Carlson served as our President and Chief Executive Officer from June 2011 until July 20, 2018, prior to which he served as our Executive Vice President and Chief Operating Officer from June 2010 to June 2011. Mr. Carlson also served as our Chief Innovation Officer from July 20, 2018 until January 20, 2019. Previously, Mr. Carlson served as Executive Vice President of Global Operations at Sitel, a global business process outsourcing company. From 2007 to 2008, Mr. Carlson served as Chief Operating Officer of the Americas and Asia Pacific operations for Sitel and from 2003 to 2007 he served in the same role for ClientLogic, a global business process outsourcing company, prior to its acquisition of Sitel. Mr. Carlson received his B. S. in Business Logistics from Pennsylvania State University.

Donald Norsworthy; age 60; Former Senior Vice President, Chief Financial Officer and Treasurer
Mr. Norsworthy served as our Senior Vice President, Chief Financial Officer and Treasurer until August 8, 2018. Prior to this, he served as Chief Financial Officer of ACCENT Marketing Services, a business process outsourcing company providing contact center services and customer engagement solutions, a position he held from April 2014 until it was acquired by the Company in June 2015. Prior to ACCENT, Mr. Norsworthy was Chief Financial Officer of CKS Packaging, a plastic container manufacturer, from June 2013 to March 2014, and Chief Financial Officer of Integrity Solution Services, a third-party collections company, from August 2011 to June 2013. He served as Chief Financial Officer of Protocol Services Acquisition Corp., a contact center company, from 2006 to 2008 and then served as its Chief Executive Officer from 2008 to 2011.

Stephen C. White; age 46; Former Chief Sales and Marketing Officer
Mr. White served as Chief Sales and Marketing Officer of StarTek from June 2016 until September 2018. Prior to joining StarTek, Mr. White served as Vice President and Vertical Leader for Healthcare and Government at Convergys. Prior to joining Convergys, Mr. White served as the Senior Vice President of Sales for Xerox (formerly ACS, Inc). His career background includes sales and operational leadership roles of increasing responsibility for ACS, Inc. and ACS Recovery Services, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation, Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

COMPENSATION COMMITTEE REPORT

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation, Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation earned in 2018 and 2017 by each of the individuals who served as Chief Executive Officer, the next two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2018 and two additional individuals for whom disclosure would have been required as the next two most highly compensated executive officers but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed year (collectively referred to as the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year (a)	Salary ($)		Bonus ($)		Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Lance Rosenzweig, President and Global CEO	(e)	2018	221,538		250,000	(f)	2,266,145	—	1,650	2,739,333

Chad A. Carlson, Former President, CEO and Director		2018	515,000		772,500	(f)	38,486	—	17,145	1,343,131
		2017	512,577		—		201,250	76,973	13,564	804,364

Wayne White, Global Chief Information Officer		2018	229,623		82,400	(f)	—	—	9,860	321,883
		2017	206,000		—		—	15,226	3,184	224,410

Peter F. Martino, Chief Operating Officer, Americas and Philippines		2018	267,608	(g)	206,000	(f)	6,987	—	12,954	493,549
		2017	307,856	(g)	—		36,225	23,289	13,674	381,044

Donald Norsworthy, Former Senior Vice President, Chief Financial Officer and Treasurer		2018	204,812		375,000	(f)	9,525	—	296,343	885,680
		2017	281,352		—		49,809	31,751	8,272	371,184

Stephen C. White, Former Chief Sales and Marketing Officer		2018	700,914		—		—	—	3,624	704,538
		2017	479,430	(h)	—		—	—	55,596	535,026

(a)
All amounts in this table are presented for the full calendar years that are indicated. As discussed further in the company's Form 10-KT for the nine months ended December 31, 2018, for accounting purposes, the Aegis Transactions are treated as a reverse acquisition and Aegis is considered the accounting acquirer. As a result, the fiscal year end of the Company upon closing of the Aegis Transactions became March 31. Upon filing of the Form 8-K/A by the Company on October 5, 2018, the fiscal year end of the Company was changed back to December 31 by the Board of Directors. In order to provide comparability of historical compensation practices, the historical compensation information in this Summary Compensation Table is provided for the full calendar years that are indicated.

(b)
The amounts shown in this column reflect the aggregate grant date fair value of stock awards and options granted to each named executive officer during 2018 and 2017, respectively. This does not reflect amounts paid to or realized by the named executive officers. See Note 11 to our consolidated financial statements for the nine months ended December 31, 2018 filed with our Form 10-KT for information on the assumptions used in accounting for equity awards.

(c)	The amounts disclosed under Non-Equity Incentive Plan Compensation reflect payouts under the annual Executive Incentive Plan that was in effect prior to the consummation of the Aegis Transactions.

(d)
Included in All Other Compensation for 2018 are employer contributions related to our 401(k) Plan (Mr. Carlson, $11,000; Mr. Wayne White, $5,046; Mr. Martino, $7,907; and Mr. Norsworthy, $9,173), health insurance premiums (Mr. Rosenzweig, $573; Mr. Carlson, $2,961; Mr. Wayne White, $2,961; Mr. Martino, $2,961; Mr. Norsworthy, $1,902; and Mr. Stephen C. White, $2,344), premiums for group term and long term disability insurance (Mr. Carlson, $966; Mr. Wayne White, $966; Mr. Martino, $966; Mr. Norsworthy, $1,204; and Mr. Stephen C. White, $473), premiums for group short term disability insurance (Mr. Rosenzweig, $1,077; Mr. Carlson, $2,219; Mr. Wayne White, $888; Mr. Martino, $1,120; Mr. Norsworthy, $813; and Mr. Stephen C. White, $808); and severance payments made to Mr. Norsworthy upon the termination of his employment with the Company ($283,250).

Included in All Other Compensation for 2017 are employer contributions related to our 401(k) Plan (Mr. Carlson, $10,060; Mr. Stephen C. White, $1,251; Mr. Martino, $10,800; and Mr. Norsworthy, $5,502), health insurance premiums (Mr. Carlson, $2,874; Mr. Wayne White, $2,874; Mr. Stephen C White, $2,635; Mr. Norsworthy, $2,770; Mr. Martino, $2,874), and premiums for group term and disability insurance (Mr. Carlson, $630); and relocation reimbursement (Mr. Stephen C. White, $51,710).

(e)
Mr. Rosenzweig became Global Chief Executive Officer upon the consummation of the Aegis Transactions in 2018. Amounts presented do not include any compensation paid to Mr. Rosenzweig by Aegis for periods prior to the consummation of the Aegis Transactions.

(f)	All bonus payments made in 2018 were categorized as follows:

	Extraordinary Service Bonus (1)	Aegis Transaction Closing Bonus (2)	Sign-On Bonus	Retention Bonus	Total
Mr. Carlson	--	$515,000	$257,500 (3)	--	$772,500
Mr. Martino	$50,000	$156,000	--	--	$206,000
Mr. Norsworthy	$50,000	$325,000	--	--	$375,000
Mr. Rosenzweig	--	--	$250,000 (4)	--	$250,000
Wayne White	--	--	--	$82,400	$82,400

(1) In 2018, the Board of Directors authorized a discretionary bonus pool designed to reward certain employees selected by the Chief Executive Officer for extraordinary services rendered in connection with various strategic initiatives, including the Aegis Transactions and the Amazon Transaction Agreement (as described in our Form 10-KT for the nine months ended December 31, 2018).
(2) Represents amounts paid to the executive officers in connection with the closing of the Aegis Transaction.
(3) Represents a sign-on bonus to Mr. Carlson to serve a six month term as the Chief Innovation Officer of the Company following the closing of the Aegis Transactions.
(4) Represents a sign-on bonus payment made in connection with Mr. Rosenzweig’s appointment as Global Chief Executive Officer following the closing of the Aegis Transactions.

(g)	Mr. Martino’s salary included commissions of $7,608 in fiscal 2018 and $50,241 in fiscal 2017.

(h)	Mr. Stephen C. White's salary included commissions of $494,183 in fiscal 2018 and $239,045 in fiscal 2017.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

The following table identifies the exercisable and unexercisable option awards for each of the named executive officers as of December 31, 2018.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Lance Rosenzweig	7/23/2018	97,333	486,667	6.17	7/23/2028	(a)

Chad A. Carlson	3/6/2018	3,192	3,192	11.18	3/6/2028	(b)(c)
	2/23/2017	20,633	20,633	9.17	2/23/2027	(b)(c)
	2/22/2016	8,976	8,976	4.62	2/22/2026	(b)(c)
	2/22/2016	15,187	—	4.62	2/22/2026	(d)
	2/17/2015	13,340	—	8.85	2/17/2025	(d)
	2/17/2015	29,124	—	8.85	2/17/2025	(c)
	3/7/2014	20,905	—	7.00	3/7/2024	(d)
	3/7/2014	22,884	—	7.00	3/7/2024	(c)
	2/25/2013	42,477	—	4.56	2/25/2023	(c)
	2/25/2013	42,477	—	4.56	2/25/2023	(d)
	2/14/2013	200,000	—	4.42	2/14/2023	(c)
	6/24/2011	157,440	—	3.8	6/24/2021	(e)
	6/14/2010	71,747	—	4.79	6/14/2020	(e)

Wayne White	12/12/2016	5,000	5,000	8.28	12/12/2026	(b)(c)
	10/15/2015	20,000	—	4.66	10/15/2025	(b)(c)
	8/10/2015	10,000	—	4.55	8/10/2025	(b)(c)

Peter F. Martino	3/6/2018	579	580	11.18	3/6/2028	(b)(c)
	2/23/2017	3,713	3,714	9.17	2/23/2027	(b)(c)
	2/22/2016	1,643	1,644	4.62	2/22/2026	(b)(c)
	2/17/2015	5,506	—	8.85	2/17/2025	(c)
	1/20/2014	85,000	—	6.75	1/20/2024	(c)

Donald Norsworthy	3/6/2018	1,580	—	11.18	3/6/2028	(f)
	2/23/2017	10,213	—	9.17	2/23/2027	(f)
	11/16/2015	75,000	—	3.80	11/16/2025	(f)

Stephen C. White	6/1/2016	75,000	—	4.37	6/1/2026	(g)

(a)	Options vest in 12 equal quarterly installments beginning on October 20, 2018.

(b)	50% of these Options became exercisable on July 20, 2018 in connection with the Aegis Transactions.

(c)	Options fully vest after three years from the date of grant.

(d)	Options vest immediately.

(e)	Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.

(f)
50% of these Options became exercisable on July 20, 2018 in connection with the Aegis Transactions and 50% of these Options became exercisable on August 22, 2018 in connection with the termination of employment with the Company.

(g)
50% of these Options became exercisable on July 20, 2018 in connection with the Aegis Transactions and 50% of these Options became exercisable on September 30, 2018 in connection with the termination of employment with the Company.

EMPLOYMENT AGREEMENTS

Lance Rosenzweig

In connection with his appointment as President and Global Chief Executive Officer upon closing of the Aegis Transactions, Mr. Rosenzweig entered into a letter agreement that provides an annual base salary of $600,000, a target annual bonus opportunity of 100% of his base salary, and eligibility to participate in the Company’s employee benefit plans on generally the same terms as the Company’s other executives. As an inducement to join the Company, he was also granted an option to purchase 584,000 shares of the Company’s common stock (vesting in quarterly installments over a period of three years). In general, if Mr. Rosenzweig’s employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the letter agreement), he would be entitled to 6 months’ base salary, 50% of the target bonus for the year in which the qualifying termination occurs and reimbursement by the Company of his COBRA premiums for up to 6 months. The Company has the right but not the obligation to extend such payments for up to an additional 12 months, in two 6-month periods, in exchange for continued enforcement of certain restrictive covenants post-termination (with the 50% target bonus substituted for a pro-rated bonus based on actual results). Upon any termination of employment, Mr. Rosenzweig will forfeit all unvested stock option awards except if Mr. Rosenzweig’s employment is terminated by the Company without cause or by him for good reason within 90 days before, or within 12 months after, a change in control of the Company, all outstanding and unvested options shall immediately vest in full on the later of the termination date or the date of the change in control. Mr. Rosenzweig’s employment with the Company is at-will, and his offer letter does not include any specified term.

Other Named Executive Officers

We are parties to Employment Agreements with certain of the other named executive officers (Messrs. White and Martino) that provide for the executive’s initial base salary and annual incentive bonus plan, expressed as a percentage of base salary. The Employment Agreements also provide for any initial equity grants.

Each named executive officer’s employment with the Company can be terminated at any time for any reason by the Company or the executive.  However, if the executive’s employment is terminated without cause, he will be entitled to receive six or twelve months of his then-current annual base salary payable on the same basis and at the same time as previously paid, commencing on the first regularly scheduled pay date following termination. In addition, pursuant to an amendment to the Employment Agreements approved by the Compensation Committee on November 23, 2015, if the executive’s employment with the Company is terminated without cause or the executive resigns for good reason upon, or within two years after, the consummation of a change of control, the executive will receive a lump sum payment equal to twelve months of his then-current annual base salary, as well as the health insurance benefits described above for a period of twelve months.

The Employment Agreements also provides for non-disclosure by the executives of the Company’s confidential or proprietary information and includes covenants by the executives not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to twelve months following termination of employment.

Acceleration of Equity Awards upon Change of Control

The options that have been granted to each of the named executive officers have been granted under the 2008 Equity Incentive Plan, as amended (“2008 EIP”). Unless otherwise provided in an award agreement, if a change of control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change of control. If, in connection with a change of control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change of control, a participant is involuntarily terminated other than for cause (or, for certain awards, termination with good reason), then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for twenty-four months. In the event that awards will be canceled because they are not assumed or replaced by the surviving corporation, they will immediately vest.

In connection with the Aegis Transactions, each outstanding award under the 2008 EIP immediately vested with respect to 50% of the shares that were unvested immediately before the Aegis Transactions, and such vesting is accounted for in the table above titled Outstanding Equity Awards at 2018 Fiscal Year End. For those executives that were terminated within two years after the consummation of the Aegis Transactions, all remaining shares that were unvested immediately following the Aegis Transactions became vested upon the occurrence of the termination event.

COMPENSATION OF DIRECTORS

The following table presents the total compensation for each non-employee director who served as a member of our Board of Directors during 2018. In 2018, we did not pay any other compensation to the members of our Board of Directors.

Name	Stock Awards(a) ($)	Option Awards(a) ($)	Total ($)
Arnaud Ajdler	22,500	0	22,500
Sanjay Chakrabarty	0	22,500	22,500
Jack D. Plating	0	67,500	67,500
Bharat Rao	0	22,500	22,500
Benjamin L. Rosenzweig	90,000	0	90,000
Aparup Sengupta	0	22,500	22,500
Mukesh Sharda	0	22,500	22,500
Robert Sheft	0	90,000	90,000
Ed Zschau	0	90,000	90,000

(a)
The amounts shown in these columns reflect the aggregate grant date fair value of stock awards and options granted to each director during 2018. This does not reflect amounts paid to or realized by the directors.  See Note 11 to our consolidated financial statements for the nine months ended December 31, 2018 filed with Form 10-KT for information on the assumptions used in accounting for equity awards.

Members of the Board of Directors are compensated entirely with equity awards.  At the start of each quarter, members of the Board of Directors, at their option, may elect to receive (1) stock options to purchase shares of common stock with a fair value equivalent to $22,500 (calculated using the Black-Scholes pricing model), (2) common stock with a grant date fair value of $22,500, (3) deferred stock units with a fair value equivalent to $22,500 or (4) any combination of options, stock and deferred stock units.  Upon the date of grant, the members of the Board of Directors are immediately vested in the stock options or stock.

As of December 31, 2018, our then current non-employee directors had the following outstanding equity awards:

Name	Aggregate number of stock options	Aggregate number of deferred stock units
Aparup Sengupta	4,847	0
Mukesh Sharda	4,847	0
Sanjay Chakrabarty	4,847	0
Bharat Rao	4,847	0
Robert Sheft	224,919	0
Ed Zschau	233,919	0

CERTAIN TRANSACTIONS

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 404 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide information regarding the Company’s policies and procedures for the review, approval or ratification of transactions with related persons.

Settlement and Standstill Agreement with Privet and A. Emmet Stephenson, Jr.

On May 5, 2011, the Company entered into a Settlement and Standstill Agreement with Privet Fund LP, Privet Fund Management LLC, Ryan Levenson, Benjamin L. Rosenzweig, A. Emmett Stephenson, Jr. and Toni E. Stephenson pursuant to which Mr. B. Rosenzweig and Mr. Sheft were appointed to our Board (Mr. B. Rosenzweig resigned from our Board effective December 31, 2018 and Mr. Sheft resigned from our Board effective February 28, 2019). Pursuant to the agreement, Privet Fund LP, Privet Fund Management LLC, Mr. Levenson and Mr. B. Rosenzweig agree that neither they, nor any of their respective affiliates will, while Mr. B. Rosenzweig or Mr. Sheft serve on the Board, engage in, among other things, any proxy solicitation with respect to the securities of the Company or any tender offer, business combination or restructuring with respect to the Company, and will not to seek to place a representative on the Board, seek the removal of any member of the Board or change the size or composition of the Board. Following Mr. Sheft’s resignation from our Board on February 28, 2019, the agreement terminated and is of no further force or effect.

Management Services Agreement

In connection with the Aegis Transactions, the Aegis Stockholder entered into a Management Services Agreement with Aegis, pursuant to which the Aegis Stockholder provides Aegis with specified services, including:

•	Analysis, evaluation and structuring of potential investments and divestments;

•	Identification and arrangement of sources of financing; and

•	Monitoring performance and providing management advice.

Aegis pays the Aegis Stockholder an annual management fee of $400,000 per year. Aegis also reimburses the Aegis Stockholder for all costs and expenses reasonably incurred by the Aegis Stockholder in connection with the provision of the management services. The Management Services Agreement will continue in effect until the termination of the agreement by mutual agreement of the Aegis Stockholder and Aegis.

Stockholders' Agreement

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Company and the Aegis Stockholder entered into a Stockholders' Agreement (the “Stockholders' Agreement”), pursuant to which the Company and the Aegis Stockholder agreed to, among other things: (i) certain rights, duties and obligations of the Aegis Stockholder and the Company as a result of the transactions contemplated by the Transaction Agreement and (ii) certain aspects of the management, operation and governance of the Company after consummation of the Aegis Transactions. As a result of the consummation of the Aegis Transactions, the Aegis Stockholder now owns approximately 56% of the common stock of the Company.

The Stockholders' Agreement outlines various corporate governance matters including board composition, director nomination rights and committees of the Company’s Board of Directors (the “Board”) after consummation of the Aegis Transactions. It provides that the Board shall consist of nine members comprised initially of (i) five directors (including the chairman), to be designated by the Aegis Stockholder (the “Aegis Stockholder Directors”), (ii) the Company’s chief executive officer, and (iii) three independent directors, reasonably acceptable to the Aegis Stockholder (the “Non-Stockholder Directors”) and that if the Aegis Stockholder does not initially designate all five of the Aegis Stockholder Directors, it shall have the right to fill any vacancy at any time. This Board composition shall continue so long as the Aegis Stockholder or its affiliates own 50% or more of the outstanding shares of the Company’s common stock. If the Aegis Stockholder’s ownership falls below 50%, the Aegis Stockholder shall designate (i) four directors so long as it owns 35% or more, but less than 50%, (ii) three directors, so long as it owns 25% or more, but less than 35%; (iii) two directors, so long as it owns 15% or more, but less than 25%; and (v) one director, so long as it owns 10% or more, but less than 15%. If the Aegis Stockholder ceases to beneficially own the minimum percentage of outstanding shares of the Company’s common stock necessary to nominate the corresponding number of Aegis Stockholder Directors, the Aegis Stockholder shall cause the necessary number of the Aegis Stockholder Directors to offer to resign from the Board, so that the number of the Aegis Stockholder Directors is consistent with the Aegis Stockholder’s ownership percentage.

If the size of the Board is increased or decreased, the Aegis Stockholder shall have the right to designate one or more directors to the Board such that the total number of Aegis Stockholder Directors shall be proportional to the number set forth in the preceding paragraph. In the event of a vacancy on the Board for a Non-Stockholder Director, the Governance and Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination, such person to be reasonably acceptable to the Aegis Stockholder. In the event of a vacancy on the Board for an Aegis Stockholder Director, the vacancy of which was not caused by the resignation of a director pursuant to the Aegis Stockholder’s change in ownership, the Board is to fill the vacancy with a substitute Aegis Stockholder Director.

The Company shall avail itself of all “controlled company” exceptions to the corporate governance listing rules of the NYSE for so long as the Aegis Stockholder owns more than 50% of the voting power for the election of directors, and thereafter the Company and the Aegis Stockholder shall take all necessary actions to comply with the corporate governance listing rules of the NYSE. The committees of the Board will include an Audit Committee consisting of three Non-Stockholder Directors, as well as a Compensation Committee and a Governance and Nominating Committee, each consisting of three directors, including at least one Non-Stockholder Director. The number of Non-Stockholder Directors on all other committees is required to be proportional to the number of Non-Stockholder Directors on the Board; provided that each such committee shall have at least one Non-Stockholder Director.

Pursuant to the Stockholders' Agreement, the Company renounces the expectation of corporate opportunities other than those expressly offered to a Aegis Stockholder Director or their affiliates solely in, and as a direct result of, their capacity as director of the Company. The Aegis Stockholder is required to (and will cause its affiliates to) maintain the confidentiality of and not use or otherwise exploit for its own or any third party’s benefit, any of the Company’s confidential information. To the extent permitted by NYSE rules, and for so long as the Aegis Stockholder owns 50% or more of the Company’s outstanding common stock, the Aegis Stockholder shall have a right to purchase its pro rata portion of any securities the Company may propose to issue apart from any Excluded Securities (as defined in the Stockholders’ Agreement).

The Company agrees to keep accurate books, records and accounts and for so long as the Aegis Stockholder owns 10% or more of the outstanding shares of the Company’s common stock, (a) permit the Aegis Stockholder and its designated representatives reasonable access to the books and records of the Company and to discuss the affairs, finances and condition of the Company with the Company’s officers and (b) provide reasonable access to (i) the Company’s auditors and officers, (ii) copies of all materials provided to the Board, (iii) the Company’s appropriate officers and directors and (iv) operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its subsidiaries.

The Stockholders' Agreement also includes provisions regarding registration rights. The Company has agreed that the Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities shall have the right to make no more than four demands for the registration of registrable securities then held by such stockholders. The Company has also agreed to provide customary piggyback registration rights to the Aegis Stockholder. The Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities may require the Company to file a Form S-3 relating to the offer and sale of registrable securities then held by such stockholders. The Stockholders' Agreement requires the Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities to enter into customary agreements restricting the sale or distribution of certain company securities to the extent required by the lead managing underwriter(s) with respect to certain underwritten securities offerings in which the Aegis Stockholder or such subsidiary participates.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Previous independent registered public accounting firm
On March 18, 2019, our Audit Committee dismissed Plante & Moran, PLLC, which had been serving as our independent registered public accounting firm. The decision was recommended and approved by the Audit Committee of our Board of Directors. During the transitional nine month period ended December 31, 2018 and the subsequent interim period through and including March 18, 2019, there were no (i) disagreements between us and Plante & Moran, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions), if not resolved to the satisfaction of Plante & Moran, PLLC, would have caused Plante & Moran, PLLC to make reference thereto in their reports on the financial statements for such years or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified in the Company’s internal control over financial reporting related to the design and operation of control activities which was disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the 2018 Form 10-KT filed by the Company on March 14, 2019.

The reports of Plante & Moran, PLLC on our consolidated financial statements as of and for the transitional nine month period ended December 31, 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Newly appointed independent registered public accounting firm

On March 18, 2019, the Audit Committee approved the appointment of BDO India LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to completion of its standard client acceptance procedures.

BDO India LLP was a component auditor for the nine-month period ended December 31, 2018 to audit the Company’s significant business component (Aegis) and was involved in assessing the application of accounting principles and audit issues.

During the transitional nine month period ended December 31, 2018 and the subsequent interim period through and including March 18, 2019, we did not consult with BDO India LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that BDO India LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We have appointed BDO India LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019 and recommend that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, our Audit Committee will reconsider its selection. We anticipate that representatives of BDO India LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. We do not anticipate that representatives of Plante & Moran, PLLC will attend the annual meeting, make a statement or be available to respond to appropriate questions at the meeting.
The Audit Committee and the Board of Directors unanimously recommend that our stockholders vote “FOR” ratification of BDO India LLP as our independent registered public accounting firm for the year ending December 31, 2019.

AUDIT AND NON-AUDIT FEES

Audit and Non-Audit Fees
The aggregate fees billed for services rendered by Plante & Moran, PLLC (formerly EKS&H LLLP) during the years ended December 31, 2018 and 2017 were as follows:

	2018	2017
Audit fees (a)	$600,000	$290,113
Audit related fees (b)	68,000	81,640
Tax fees (c)	18,000	18,400
All other fees	—	—
Total	$686,000	$390,153

(a)	Audit fees for services consisted of audits of our annual financial statements and internal controls over financial reporting and reviews of our Quarterly Reports on Form 10-Q.

(b)	Audit-related fees consisted of services related to our SOC 2 audit.

(c)	Tax fees for 2018 and 2017 consisted of services related to review of U.S. Federal and state tax returns, review of non-US tax returns, and certain other tax related services in foreign countries.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in the Exchange Act), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has determined that the non-audit services provided by Plante & Moran, PLLC were compatible with maintaining the firm’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-KT for the nine months ended December 31, 2018 with management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Public Company Accounting Oversight Board standards. The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence. In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on its independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.  The Audit Committee held five meetings during 2018.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-KT for the nine month period ended December 31, 2018, for filing with the SEC.

By the Audit Committee:
Mr. Albert Aboody
Ms. Julie Schoenfeld

PROPOSAL 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Exchange Act, our stockholders have an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2018 executive compensation programs and policies and the compensation paid to our named executive officers.

The primary objectives of our compensation program, including our executive compensation program are to:

•	attract, motivate, and retain superior talent;

•	ensure that compensation is commensurate with our overall performance and increases to stockholder value over the long term; and

•	ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in stockholder value.

Accordingly, we are asking that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the compensation tables and narrative discussion contained in the “Compensation of Executive Officers” section in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. Your advisory vote will serve as an additional tool to guide our Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders, and is consistent with our commitment to high standards of corporate governance.

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the executive compensation of our named executive officers as disclosed in this Proxy Statement.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and the Compensation Committee will consider them in making future decisions about executive compensation arrangements.

PROPOSAL 4.

APPROVAL OF AMENDMENT OF 2008 EQUITY INCENTIVE PLAN

Introduction
On March 12, 2019, the Board of Directors approved, subject to stockholder approval, an amendment (the “Amendment”) to the amended and restated StarTek, Inc. 2008 Equity Incentive Plan and directed that the Amendment be submitted for approval by our stockholders at our 2019 Annual Meeting of Stockholders. The Amendment increases the number of shares available under the 2008 Plan (as defined below) by 300,000 shares. The Amendment does not make any other changes to the 2008 Plan.

The StarTek, Inc. 2008 Equity Incentive Plan was adopted by the Board of Directors and approved by the stockholders in May 2008, and the Board and our stockholders have approved amendments of the 2008 Plan from time to time to increase the number of shares available under the 2008 Plan and effect certain other amendments, including an amendment and restatement of the 2008 Plan in 2016 (as amended or restated from time to time, the “2008 Plan”). The following table summarizes information regarding awards outstanding and shares remaining available for grant under the 2008 Plan as of March 12, 2019:

	Shares Subject to Options Outstanding	Full-Value Awards Outstanding(1)	Shares Remaining Available for Future Grant
	2,804,093	20,495	251,765

Weighted-Average Exercise Price of Options	$5.38
Weighted-Average Remaining Term of Options	5.77
_______________
(1) “Full value” awards are equity awards other than stock options and stock appreciation rights.
The full text of the Amendment is set forth in Exhibit A to this proxy statement. The full text of the 2008 Plan appeared as Exhibit A to the proxy statement for our 2016 Annual Meeting of Stockholders. The following summary description is qualified in its entirety by reference to the full text of the 2008 Plan as amended by the Amendment.

Background of the Proposal to Approve the Amendment

In considering whether to propose an increase in the number of shares available under the 2008 Plan and how many shares to recommend, the Board of Directors considered many factors, including the following:

•
Compensation Philosophy - The Committee designated by the Board of Directors to administer the 2008 Plan (the “Committee”) views long-term equity awards as a key component of the Company’s executive compensation program and believes that use of equity awards helps align the interests of management with those of our stockholders and motivate our executives to make sound business decisions focused on long-term stockholder value creation. In addition, as described above under “Compensation of Directors,” our non-employee directors are currently compensated solely in the form of equity awards that are granted under the 2008 Plan. Accordingly, approval of the Amendment is critical to our ability to continue our current director compensation program.

•
Shareholder Value Transfer - The Board is recommending an increase in the number of shares of common stock that the Committee believes balances the desire of the Committee to continue granting equity awards over the next couple years with the interests of our stockholders in minimizing dilution. The Committee evaluated the value of available shares and outstanding plan awards as a percentage of the Company’s market capitalization and determined that authorizing 300,000 additional shares of stock for issuance under the plan, in addition to shares remaining available for issuance under the 2008 Plan, was reasonable.

•
Overhang Percentage - The Board considered the percentage that the number of shares currently underlying outstanding awards under the 2008 Plan represents as a percentage of our common shares. Our Board believes that the awards outstanding under the 2008 Plan were granted in the best interests of our Company and stockholders and appropriately scaled the request for authorized shares under the Amendment so as not to increase the overhang percentage unnecessarily.

•	Inclusion of Best Practices - The 2008 Plan incorporates certain current best practices in compensation governance such as:

◦
No Liberal Share Recycling - We may not add back to the 2008 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of that award upon its exercise.

◦	Minimum Vesting Period - Subject to limited exceptions, a minimum vesting or performance period of one year is prescribed for all awards.

◦
No In-the-Money Option or Stock Appreciation Right Grants - The 2008 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards”);

◦
Dividend Restrictions - Any dividends, distributions or dividend equivalents payable with respect to the unvested portion of a performance-based award will be subject to the same restrictions applicable to the underlying shares, units or share equivalents;

◦
No Repricing Without Stockholder Approval - Repricing of stock options and stock appreciation rights is prohibited under the 2008 Plan without stockholder approval, including any action to cancel such award for cash or other property or the grant of a full value award at a time when the exercise price of the award is greater than the current fair market value of a share of our common stock; and

◦
Clawback Provision - Awards granted under the 2008 Plan shall be subject to clawback on the terms of any clawback policy adopted by the Board in the future in response to the SEC or stock exchange rules.

•
Expected Duration - The Board expects that if the Amendment is approved by our stockholders, the shares available for future awards will be sufficient for currently anticipated needs for approximately two years. Expectations regarding future share usage under the 2008 Plan are based on a number of assumptions such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2008 Plan reserve upon awards’ expiration, forfeiture or cash settlement, and the future performance of our stock price. While the Board believes that the assumptions it used are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Purpose of the 2008 Plan

The purpose of the 2008 Plan is to attract, motivate and retain the best available personnel and align their interests with those of our stockholders, thereby promoting our long-term success and increases in stockholder value. The 2008 Plan also functions as the source of compensation for our non-employee directors, who are currently compensated solely in the form of equity awards.

Administration

The 2008 Plan is administered by the Committee. The Committee has the authority to determine to whom awards will be granted, the timing, type and amount of any award and other terms and conditions of awards. Subject to certain requirements, the Committee may cancel or suspend an award, accelerate vesting or extend the exercise period of an award, or otherwise amend the terms and conditions of any outstanding award. No action of any kind may be taken, however, to decrease the exercise price of any stock option or stock appreciation right without stockholder approval. The Committee may establish, amend or rescind rules in order to administer the 2008 Plan. The Committee may delegate its authority under the 2008 Plan to one or more of our non-employee directors or executive officers with respect to the determination and administration of awards for participants who are not considered officers, directors or 10% stockholders under applicable federal securities laws.

The 2008 Plan provides that members of the Committee must be “outside directors” for purposes of Section 162(m), as well as “independent directors” within the meaning of the rules and regulations of the NYSE and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

Eligibility

Any employee, non-employee director, consultant or advisor who is a natural person and who provides services to us, or to a parent or subsidiary corporation of ours, is eligible to participate in the 2008 Plan. Individuals who we desire to induce to become employees, non-employee directors, consultants or advisors are also eligible to participate, as long as the grant is contingent upon the individual becoming an employee, non-employee director, consultant or advisor. All of our approximately 47,500 employees and our seven non-employee directors are eligible to receive equity awards under the 2008 Plan. Only employees are eligible for grants of Incentive Stock Options (as defined below).

Number of Shares Available for Issuance

As indicated above, as of March 12, 2019, there were 251,765 shares remaining available for issuance under the 2008 Plan. The total number of shares available for issuance is subject to adjustment in connection with certain changes in capitalization and may be increased under circumstances described in the following paragraph. If the Amendment is approved by the stockholders, an additional 300,000 shares will be available for award under the 2008 Plan.

The number of shares available for issuance under the 2008 Plan will be increased to the extent that an award under the 2008 Plan or an award that was outstanding under the Company’s prior equity compensation plans on the date the stockholders originally approved the 2008 Plan is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award. However, any shares tendered or withheld to pay the exercise price of an option award, any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of that award on its exercise will not replenish the 2008 Plan share reserve.

All of the shares authorized for grant may be granted as Incentive Stock Options. The aggregate number of shares subject to options and/or stock appreciation rights that may be granted during any calendar year to any participant cannot exceed 750,000. If the number of shares subject to an award is variable at the grant date, or if two or more types of awards are granted in tandem such that the exercise of one type cancels at least an equal number of shares of the other, the maximum number of shares that could be received will be counted against the limit prior to the settlement of an award. If we grant awards under the 2008 Plan in substitution for, or in connection with the assumption of, existing awards issued by a company that we acquire, the shares subject to those awards will not be counted against the share limits established under the 2008 Plan. In addition, if a company we acquire has shares remaining available for issuance under a pre-existing stockholder-approved plan, the number of those shares (adjusted as necessary to reflect valuation or exchange ratios in connection with the acquisition) may be used to make awards under the 2008 Plan to individuals who were not our employees or directors prior to the acquisition.

General Terms of Awards

Award Agreements. Except for awards that involve only the immediate issuance of unrestricted and fully vested shares, each award will be evidenced by an agreement setting forth the number of shares subject to the award, along with other terms and conditions as determined by the Committee.

Vesting and Term. Each agreement will set forth the period until the award is scheduled to expire, which will not be more than ten years from the grant date, and the performance period. The Committee may determine the vesting conditions of awards; however, subject to certain exceptions, an award that is not subject to the satisfaction of performance measures may not fully vest or become fully exercisable earlier than three years from the grant date, and the performance period for an award subject to performance measures may not be shorter than one year.

Transferability. Awards may not be sold, assigned, transferred, exchange or encumbered, other than by will or the laws of descent and distribution. The Committee may provide that an award is transferable by gift to certain family members. Each participant may designate a beneficiary to exercise any award or receive payment under any award payable on or after the participant’s death.

Termination of Service. Upon termination of service for cause, all unexercised options and stock appreciation rights and all unvested portions of any other outstanding awards will immediately be forfeited without consideration. Upon termination of service for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination of service for any reason other than cause, death or disability, the currently vested and exercisable portions of awards may be exercised within three months of the date of termination. Upon termination of service due to death or disability, the currently vested and exercisable portions of awards may be exercised within six months of termination. All of the foregoing provisions may be changed if expressly provided for in an individual award agreement.

Types of Awards

The types of awards that may be granted under the 2008 Plan include restricted stock awards, restricted stock unit awards, stock option awards, stock appreciation rights and performance units. The Committee also has the discretion to grant other types of awards, as long as they are consistent with the terms and purposes of the 2008 Plan. In addition to the general terms of all the awards, as described above, the basic characteristics of the awards that may be granted under the 2008 Plan are as follows:

Restricted Stock Awards. Restricted stock awards are subject to vesting conditions and other restrictions as determined by the

Committee. Unvested shares of restricted stock are subject to transfer restrictions, and book entries or stock certificates evidencing the shares will bear a restrictive legend to that effect until such shares have vested. Participants who receive restricted stock awards are entitled to all the other rights of a stockholder, including the right to receive dividends and the right to vote the shares of restricted stock, unless otherwise provided in the applicable award agreement.

Restricted Stock Units. Restricted stock unit awards are subject to vesting conditions and other restrictions as determined by the Committee. After a restricted stock unit award vests, payment will be made to the participant in the form of cash, shares or a combination of cash and shares as determined by the Committee, and within the time period after vesting as will qualify the payment for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code (“Section 409A”).

Stock Option Awards. The agreement pursuant to which a stock option is granted will specify whether it is an Incentive Stock Option or a Non-Statutory Stock Option. Non-Statutory Stock Options are all stock option awards that do not meet the requirements of Incentive Stock Options, as described below. The exercise price will be determined by the Committee and may not be less than the fair market value of a share of common stock on the grant date. The exercise price is payable in full at the time of exercise and may be paid in cash and/or, if permitted by the Committee, by withholding shares issuable upon exercise or delivery of shares already owned by the participant. Each option is exercisable in whole or in part on the terms provided in the agreement, but in no event will an option be exercisable after its scheduled expiration.

An option will be considered an Incentive Stock Option only if (i) the participant receiving the award is an employee, (ii) it is designated as an Incentive Stock Option in the agreement, and (iii) the aggregate fair market value of the shares subject to Incentive Stock Options held by the participant that first become exercisable in any calendar year does not exceed $100,000. A participant may not receive an Incentive Stock Option under the 2008 Plan if, immediately after the grant of the award, the participant would own shares with more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation of the Company, subject to certain exceptions.

Stock Appreciation Rights. An award of a stock appreciation right entitles the participant to receive, upon exercise of the award, all or a portion of the excess of (i) the fair market value of a specified number of shares as of the date of exercise over (ii) a specified exercise price that will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right is exercisable in whole or in part on the terms provided in the agreement, but in no event will a stock appreciation right be exercisable after its scheduled expiration. Upon exercise, payment may be made to the participant in the form of cash, shares or a combination of cash and shares, as determined by the Committee. The agreement may provide for a limitation upon the amount or percentage of total appreciation on which payment may be made upon exercise.

Performance Units. An award of performance units entitles the participant to future payments of cash, shares or a combination of cash and shares, as specified by the Committee in the award agreement, based upon the achievement of a specified level of one or more performance measures over the course of a performance period. The agreement will specify the nature and requisite level of achievement for each performance measure, the length of the performance period, and may provide that a portion of the award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award. Payment of any performance unit award will be made within the time period after vesting that will qualify the payment for the “short term deferral” exemption from Section 409A. The agreement may permit the acceleration of the performance period and an adjustment of performance measures and payments with respect to some or all of the performance units upon the occurrence of certain events. The agreement may also provide for a limitation on the value of an award of performance units that a participant may receive.

Effect of a Change in Control

Unless otherwise provided in an award agreement, if a change in control, generally involving a merger or consolidation of our Company or a sale of substantially all of our Company’s assets, occurs, then each outstanding award that is not yet fully exercisable or vested will immediately become exercisable or vested with respect to 50% of the shares that were unexercisable or unvested immediately before the change in control. If, in connection with a change in control, the awards were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.

Corporate Transactions

In the event of certain corporate transactions, as defined under the 2008 Plan, the Committee may protect outstanding stock options and stock appreciation rights by providing for the substitution of awards issued by the surviving corporation, or the Committee may provide written notice prior to the occurrence of the transaction that each outstanding stock option or stock appreciation right will be cancelled at the time of, or immediately prior to the occurrence of, the corporate transaction in exchange for payment within 20 days of the transaction. The amount of the payment would equal the “spread” between an award’s exercise price and the fair market value of the underlying shares at the time of the transaction. In the case of cancellation, outstanding awards will immediately become exercisable in full during the period between the provision of written notice and the time of cancellation.

Performance-Based Compensation

Prior to November 2, 2017, the Committee granted awards under the 2008 Plan that were intended to qualify for the performance-based compensation exception under Section 162(m) of the Code (“Grandfathered Awards”). Under Section 162(m), the terms of such a Grandfathered Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Committee discretion to decrease the amount of compensation payable). The terms of Grandfathered Awards are subject to additional requirements set forth in Section 21 of the 2008 Plan.

The “performance-based compensation” exemption under Section 162(m) does not apply to any new or materially modified award after November 2, 2017. Such awards are subject to the requirements of Section 6(g) (and not Section 21) of the 2008 Plan. The performance criteria for awards granted after November 2, 2017 theconomic value added at are intended to constitute performance-based awards under the Plan may be limited to one or more of the performance measures specified in the 2008 Plan. The following are examples of performance measures that may be applied to such awards: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and/or improvement in or attainment of working capital levels. Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance. The Committee shall also have the authority to provide for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include a change of control, a corporate transaction, a recapitalization, a change in the accounting practices of the Company, or the participant’s death or disability.

Duration, Amendment and Termination

The 2008 Plan will remain in effect until all shares subject to it are distributed, all awards have expired or terminated, the 2008 Plan is terminated, or the date that is ten years from the date of the last stockholder approval of the 2008 Plan (i.e., June 14, 2026), whichever occurs first. The Board may at any time terminate, suspend or amend the 2008 Plan. The Company shall submit any amendment of the 2008 Plan to its stockholders for approval if the rules of the principal securities exchange on which the shares are then listed or other applicable laws or regulations require stockholder approval of such an amendment. No termination, suspension or amendment of the 2008 Plan or any agreement under the 2008 Plan may materially or adversely affect any right acquired by any participant under an award granted before the date of termination, suspension or amendment, unless otherwise agreed to by the participant in the agreement or otherwise, or required by law.

Federal Tax Considerations

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2008 Plan.

Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2008 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 2008 Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.

Restricted and Unrestricted Stock; Restricted Stock Units. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.

Withholding. The 2008 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Section 162(m). Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to “covered employees,” which include: (1) the Chief Executive Officer (CEO), (2) the Chief Financial Officer (CFO), (3) any employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for the taxable year (excluding the CEO and CFO); and (4) any executive who was a “covered employee” for any tax year beginning after December 31, 2016. A “covered employee” includes any individual who meets the definition of a “covered employee” at any time during the year, and also includes executives who are the top three highest paid officers (excluding the CEO or CFO) even if their compensation is not required to be disclosed under existing SEC rules. Awards that were granted prior to November 2, 2017, which were not modified in any material respect on or after such date, and which qualify as “performance-based compensation” under Section 162(m), are exempt from the $1,000,000 deduction limitation under Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation.

2008 Plan Benefits

Because awards under the 2008 Plan are within the discretion of the Committee, future awards under the 2008 Plan are generally not determinable. However, consistent with our non-employee director compensation program described above under “Compensation of Directors,” we expect to continue issuing equity awards valued at $90,000 annually to each of our non-employee directors.

Name and Position	Dollar Value ($)
Non-Executive Director Group	630,000 (a)

(a) Represents $90,000 of equity awards to be issued to each non-executive director during fiscal 2019 under our non-employee director compensation program, which represent the only compensation paid to our non-employee directors. The number of units will depend on the closing price of our stock on each quarterly grant date.

Our Compensation Committee and Board of Directors unanimously recommend that our stockholders vote “FOR” the approval of the amendment of the 2008 Equity Incentive Plan to increase the maximum number of shares available for award under the plan by 300,000 shares of our common stock.

PROPOSAL 5.

APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

Introduction

On March 12, 2019, the Board of Directors approved, subject to stockholder approval, an amendment (the “Purchase Plan Amendment”) to the amended and restated StarTek, Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan”) and directed that the Purchase Plan Amendment be submitted for approval by our stockholders at our 2019 Annual Meeting of Stockholders. The Purchase Plan Amendment provides that the number of shares available for purchase under the Purchase Plan be increased by 150,000 shares. The Purchase Plan Amendment does not make any other changes to the Purchase Plan.

The StarTek, Inc. Employee Stock Purchase Plan was adopted by the Board of Directors and approved by the stockholders in May 2008 and has been amended by the Board and stockholders from time to time to increase the number of shares available for purchase under the plan and effect certain other amendments, including an amendment and restatement of the plan in 2016. As of March 12, 2019, 20,855 shares remained available for purchase under the Purchase Plan.

The full text of the Purchase Plan Amendment is set forth in Exhibit B to this proxy statement. The full text of the Purchase Plan is set forth in Exhibit B to the Proxy Statement for our 2016 Annual Meeting of Stockholders. The following summary description is qualified in its entirety by reference to the full text of the Purchase Plan.

Purpose

The purpose of the Purchase Plan is to provide the employees of our Company and our subsidiaries with an opportunity to acquire an equity interest in our Company through the purchase of our common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”) and is interpreted and administered in a manner consistent with such intent.

Administration

The Purchase Plan is administered by a Committee designated by our Board of Directors (the “Committee”). The Committee is authorized to make any uniform rules that may be necessary to carry out the provisions of the Purchase Plan. Subject to the terms of the Purchase Plan, the Committee shall determine the term of each purchase period and the manner for determining the purchase price of shares to be sold during the purchase period. The Committee is also authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and all such determinations are conclusive and binding on all parties.

Eligibility and Number of Shares

A total of 500,000 shares of our common stock were authorized and available for purchase under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. If the Purchase Plan Amendment is approved by the stockholders, an additional 150,000 shares will be available for purchase under the Purchase Plan.

Any of our employees, and any employees of a parent or subsidiary corporation of our Company who are approved for participation by our Board of Directors, who have been employed for at least six months prior to the start of a Purchase Period (as defined below) and whose customary employment is at least 20 hours per week, are eligible to participate in the Purchase Plan. A “Purchase Period” is each calendar quarter, or such other period of time as may be designated by the Committee. Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form with us before the first day of the Purchase Period. The enrollment form will be effective as of the first day of the next succeeding Purchase Period following receipt by us of the enrollment form and will continue to be effective until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

No employee may participate in the Purchase Plan if the employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

As of March 11, 2019, we had approximately 9,577 employees who would be eligible to participate in the Purchase Plan.

Participation

An eligible employee who elects to participate in the Purchase Plan authorizes us to make payroll deductions of a specified amount of the employee’s cash compensation. The minimum and maximum amounts that may be withheld during a pay period are 1% and 10%, respectively, of the employee’s gross cash compensation. A participant may increase or decrease the amount of his or her payroll deductions, or discontinue deductions entirely. A participant may also elect to withdraw from the Purchase Plan during any Purchase Period, in which event the entire balance of his or her payroll deductions during the Purchase Period will be paid to the participant in cash within 15 days after our receipt of notice of the withdrawal. A participant who stops payroll deductions during a Purchase Period may not thereafter resume payroll deductions during the same Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

We hold withheld amounts under the Purchase Plan as part of our general assets until the end of the Purchase Period and then apply such amounts to the purchase of common stock. No interest is credited or paid to a participant for amounts withheld.

Purchase of Stock

Amounts withheld for a participant in the Purchase Plan are used to purchase our common stock as of the last day of the Purchase Period at a price established from time to time by the Committee, which shall be no less than the lesser of: (a) 85% of the Fair Market Value (as defined in the Purchase Plan) of a share of common stock on the first day of the Purchase Period; or (b) 85% of the Fair Market Value of a share of common stock on the last day of the Purchase Period. All amounts so withheld are used to purchase whole shares of common stock, unless the participant has properly notified us that he or she elects to withdraw in cash all of such withheld amounts. Any amount that is not used to purchase shares, including any amount that is insufficient to purchase a whole share of common stock, will be refunded to the participant in cash within 15 days after the end of the Purchase Period.

If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of the available shares of common stock. Any withheld amount not used to purchase shares of common stock will be refunded to the participant in cash.

Shares of our common stock acquired by participants under the Purchase Plan will be held in a general securities brokerage account maintained for the benefit of all participants with an agent selected by us. A participant may request that certificates for the number of shares of common stock purchased by the participant and credited to his or her account be issued and delivered to him or her.

No more than $25,000 in Fair Market Value of shares of common stock may be purchased by any participant under the Purchase Plan and all other employee stock purchase plans we sponsor in any calendar year.

Death, Disability, Retirement or Other Termination of Employment

If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld under the Purchase Plan and not used to purchase shares will be refunded in cash to the participant within 15 days.

Rights Not Transferable

The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Corporate Transactions

In the event of a merger of the Company or sale of substantially all of the assets of the Company, the surviving or successor entity may assume the rights under the Purchase Plan or substitute an equivalent right. If the rights are not assumed or substituted with equivalent rights, the purchase period shall be shortened and end on the date before consummation of the corporate transaction and the participants’ rights to purchase shares of common stock shall be exercised on such date.

Amendment, Modification or Suspension

Our Board of Directors may at any time amend the Purchase Plan in any respect, but no amendment may, without stockholder approval, increase the shares of common stock reserved under the Purchase Plan or effect any other change that requires stockholder approval under Code Section 423 or other applicable law or regulations. The Board may also suspend the Purchase Plan at any time.

Termination

The Purchase Plan and all rights of participants under the Purchase Plan will terminate at the earlier of any time specified by our Board of Directors after 30 days advance notice to the participants or upon completion of any offering under which the limitation on the total number of shares of common stock to be issued under the Purchase Plan has been reached. Upon termination of the Purchase Plan, we will pay to each participant the remaining balance in his or her account.

Federal Tax Considerations

Payroll deductions under the Purchase Plan are made after taxes. Participants do not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of common stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of common stock for more than eighteen months or die while holding their shares of common stock will recognize ordinary income in the year of disposition or death equal to the lesser of: (a) the excess of the fair market value of the shares of common stock on the date of disposition or death over the purchase price paid by the participant; or (b) the excess of the fair market value of the shares of common stock on the first day of the Purchase Period as of which the shares were purchased over the purchase price. If the eighteen-month holding period has been satisfied when the participant sells the shares of common stock or if the participant dies while holding the shares of common stock, we will not be entitled to any deduction in connection with the disposition of such shares by the participant.

Participants who dispose of their shares of common stock within eighteen months after the shares of common stock were purchased will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of common stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, we generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

Participants will have a basis in their shares of common stock equal to the purchase price of their shares of common stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of common stock, as explained above. Any additional gain or loss realized on the disposition of shares of common stock acquired under the Purchase Plan will be capital gain or loss.

Our Compensation Committee and Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the amendment to the Employee Stock Purchase Plan to increase the maximum number of shares available for purchase under the plan by 150,000 shares of our common stock.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2020 Annual Meeting of Stockholders must be received at our executive offices at 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111, Attention of the Secretary, no later than the close of business on December 2, 2019 for inclusion in our proxy statement relating to the 2020 Annual Meeting. Under our bylaws, the Secretary must receive notice at our executive offices between January 9, 2020 and March 9, 2020 of any matters to be proposed by a stockholder at the 2020 Annual Meeting in order for such matters to be properly considered at the 2020 Annual Meeting. However, if the date of the 2020 Annual Meeting is a date that is more than 30 days before or after May 8, 2020, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and no later than the close of business on the later of the 60th day prior to the 2020 Annual Meeting or if the first public announcement of the date of the 2020 Annual Meeting is less than 100 days prior to the date of the 2020 Annual Meeting, the 10th day following the day on which public announcement of the 2020 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our Board believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the Board. Accordingly, stockholders and other interested parties desiring to send a communication to the Board, or to a specific director, may do so by sending a letter to our executive offices at 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111, Attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Albert Aboody, an independent member of our Board.

EQUITY COMPENSATION PLANS

 The following table summarizes information as of December 31, 2018, about our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,261,128	$4.95	269,125
Equity compensation plans not approved by stockholders	—	—	—
Total	2,261,128	$4.95	269,125

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that our Insiders have timely filed all Section 16(a) reports during the 2018 fiscal year, except that each of our directors inadvertently failed to timely file a Form 4 with the SEC for regularly scheduled quarterly awards that occurred on April 3, 2018. Each of such awards were reported on Form 4 filings made on April 6, 2018. In addition, Mr. Martino failed to timely file a Form 4 with the SEC for the sale of 8,600 shares of common stock in August 2018. Such transactions were reported on a Form 5 filing made on February 15, 2019.

MISCELLANEOUS

Our Annual Report to Stockholders for 2018 will be made available with this Proxy Statement to stockholders of record as of March 12, 2019. The Annual Report to Stockholders for 2018 does not constitute a part of the proxy soliciting materials.

Our Board of Directors and management team are not aware of any other business that may come before the Annual Meeting.  However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By order of the Board of Directors,

Lance Rosenzweig
President and Global CEO

EXHIBIT A

FIRST AMENDMENT TO THE
AMENDED AND RESTATED
STARTEK, INC. 2008 EQUITY INCENTIVE PLAN

This First Amendment (the “Amendment”) to the StarTek, Inc. Amended and Restated 2008 Equity Incentive Plan (as amended or restated from time to time, the “Plan”) is approved and adopted to be effective as of May 9, 2019 (the “Effective Date”).

RECITALS

A.    The stockholders of StarTek, Inc., a Delaware corporation (“StarTek”) approved the Amendment effective as of May 8, 2019.

B.    StarTek now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

NOW THEREFORE, effective as of the Effective Date, the Plan is amended as follows:

1.Maximum Number of Shares Issuable. Section 4(a) of the Plan is hereby amended by replacing each reference to “1,650,000” with “1,950,000”.

2.Inconsistencies. Any inconsistent provision of the Plan shall be read consistent with this Amendment.

3.Impact on Plan. Except as amended by the preceding provisions of this Amendment, the Plan shall remain in full force and effect.

4.Counterparts. This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

5.Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of StarTek certifies that the foregoing sets forth the First Amendment to the Amended and Restated StarTek Inc. 2008 Equity Incentive Plan as duly adopted by the Board of Directors on March 12, 2019, and as approved by the shareholders on May 8, 2019.

___________________________________
Secretary

EXHIBIT B

FIRST AMENDMENT TO THE
AMENDED AND RESTATED
STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (the “Amendment”) to the StarTek, Inc. Employee Stock Purchase Plan (as amended or restated from time to time, the “Plan”) is approved and adopted to be effective as of May 9, 2019 (the “Effective Date”).

RECITALS

A.    The stockholders of StarTek, Inc., a Delaware corporation (“StarTek”) approved the Amendment effective as of May 8, 2019.

B.    StarTek now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

NOW THEREFORE, effective as of the Effective Date, the Plan is amended as follows:

1.Maximum Number of Shares Issuable. Section 3 of the Plan is hereby amended by replacing each reference to “500,000” with “650,000”.

2.Inconsistencies. Any inconsistent provision of the Plan shall be read consistent with this Amendment.

3.Impact on Plan. Except as amended by the preceding provisions of this Amendment, the Plan shall remain in full force and effect.

4.Counterparts. This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

5.Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of StarTek certifies that the foregoing sets forth the First Amendment to the Amended and Restated StarTek Inc. Employee Stock Purchase Plan as duly adopted by the Board of Directors on March 12, 2019, and as approved by the shareholders on May 8, 2019.

___________________________________
Secretary

STARTEK, INC.
8200 E. MAPLEWOOD AVE., SUITE 100
GREENWOOD VILLAGE, CO 80111

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

 KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain
Nominees
1a	Aparup Sengupta	☐	☐	☐

1b	Sanjay Chakrabarty	☐	☐	☐

1c	Mukesh Sharda	☐	☐	☐

1d	Bharat Rao	☐	☐	☐

1e	Lance Rosenzweig	☐	☐	☐

1f	Albert Aboody	☐	☐	☐

1g	Julie Schoenfeld	☐	☐	☐

1h	Jerry Schafer	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

		For	Against	Abstain

2	To ratify the appointment of BDO India LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

3	To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

4	To approve the amendment of our 2008 Equity Incentive Plan.	☐	☐	☐

5	To approve the amendment of our Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report Notice and Proxy Statement are available at www.proxyvote.com.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

STARTEK, INC.
Annual Meeting of Stockholders
May 8, 2019 9:00 AM PST
This proxy is solicited by the Board of Directors

This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2019 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Doug Tackett and Lance Rosenzweig, and each of them, his or her attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 8, 2019, at Hilton LAX, 5711 West Century Boulevard, Los Angeles, CA 90045, Catalina B Conference Room, 2nd Floor at 9:00 a.m. local time, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on each nominee under proposal 1 and on proposal 2, 3, 4 and 5 and in their discretion on all other matters coming before the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, AND 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side